UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/09/2006

CDI Corp.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-05519

Pennsylvania	23-2394430
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1717 Arch Street, 35th Floor
Philadelphia, PA 19103-2768
(Address of principal executive offices, including zip code)

(215) 569-2200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On March 9, 2006, the Board of Directors of CDI Corp. approved an Executive Stock Purchase Opportunity Program under which certain executives of the company will be given the opportunity to acquire shares of Time-Vested Deferred Stock if they purchase shares of CDI common stock.

To be eligible to participate in this program, an executive must: (1) be employed in one of the following officer positions: Chief Executive Officer, Executive Vice President-Chief Financial Officer, Senior Vice President-General Counsel, Senior Vice President-Human Resources or president of one of the CDI's United States business units; (2) be subject to mandatory deferrals of cash bonuses under the company's Stock Purchase Plan; and (3) be subject to CDI stock ownership requirements of at least a two-times his or her base salary.

Under this program, for each share of CDI common stock purchased by an eligible executive during a 20-day period (up to either 10,000 or 20,000 shares, depending on the executive's position with the company), the participant will be granted 0.4 shares of Time-Vested Deferred Stock under the company's 2004 Omnibus Stock Plan. Twenty percent of these shares of Deferred Stock will vest each year over five years following the purchase so long as the participant retains ownership of all of the underlying common stock. If at any time during the five-year vesting period the participant sells or transfers any of the underlying shares, then the remaining unvested shares of Deferred Stock will be forfeited.

Executives who have previously received a stock purchase opportunity essentially the same as that described in this program are not eligible to participate again. Of the current executive officers of CDI, the only two individuals who can now participate in this program are Joseph R. Seiders (Senior Vice President-General Counsel) and Cecilia J. Venglarik (Senior Vice President-HR). Other eligible persons who are not executive officers of the company are expected to participate in the program.

The foregoing summary of the material terms of this program is qualified in its entirety by the text of the program which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

10.1 Executive Stock Purchase Opportunity Program

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDI Corp.

Date: March 15, 2006	By:	/s/ Joseph R. Seiders
Joseph R. Seiders
Senior Vice President, Secretary & General Counsel

Exhibit Index

Exhibit No.	Description
EX-10.1	Executive Stock Purchase Opportunity Program